Exhibit 1.1

Northern Tier Energy LP

Common Units

Underwriting Agreement

[•], 2012

Barclays Capital, Inc.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

UBS Securities LLC

    As representatives of the several Underwriters

named in Schedule I hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Northern Tier Holdings LLC, a Delaware limited liability company (the “Selling Unitholder”) proposes, subject to the terms and conditions stated in this underwriting agreement (the “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Barclays Capital, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc. and UBS Securities LLC are acting as representatives (the “Representatives”) a total of [•] common units (the “Firm LP Units”) representing limited partner interests (the “Common Units”) in Northern Tier Energy LP, a Delaware limited partnership (the “Company”), and, at the election of the Underwriters, up to [•] additional Common Units (the “Optional LP Units”). The Firm LP Units and the Optional LP Units that the Underwriters elect to purchase pursuant to Section 3 hereof are collectively called the “LP Units.”

The Company, Northern Tier Energy LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“NTE LLC”), Northern Tier Energy Holdings LLC, a Delaware limited liability company (“NTE Holdings LLC”), and Northern Tier Energy GP, LLC, a Delaware limited liability company and the general partner of the Company (the “General Partner”) are collectively referred to herein as the “NTE Parties” and each individually as an “NTE Party.” The Company, NTE LLC, NTE Holdings LLC, Northern Tier Finance Corporation, St. Paul Park Refining Co. LLC, Northern Tier Retail Holdings LLC, Northern Tier Bakery LLC, Northern Tier Retail LLC, SuperAmerica Franchising LLC, Northern Tier Oil Transport LLC and the General Partner are collectively referred to herein as the “Partnership Parties” and each individually as a “Partnership Party.”

This is to confirm the agreement among the Company, the Selling Unitholder and the Underwriters concerning the several purchases of the Units by the Underwriters.

Section 1. The NTE Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-185124) (the “Initial Registration Statement”) in respect of the LP Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the NTE Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the LP Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the LP Units is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is [•] (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by and taken together with the pricing information set out in Annex II hereto, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the pricing information set out in Annex II hereto as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any further amendments or supplements to the Prospectus will conform, when filed with the Commission under Rule 424(b), in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e) The financial statements and related notes thereto included in each of the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and NTE LLC and the combined financial position of the St. Paul Park Refinery & Retail Marketing Business, as the case may be, as of the dates indicated and their results of operations and the changes in their cash flows for the periods specified (it being understood that the combined financial statements of the St. Paul Park Refinery & Retail Marketing Business for the 11 months ended November 30, 2010 and the year ended December 31, 2009 have been carved-out from Marathon Petroleum Company LP’s consolidated financial statements to present, among other things, the historical results of operations and cash flows of the Marathon Assets (as such term is used in the Pricing Prospectus and the Prospectus) (without giving effect to the Marathon Acquisition (as such term is used in the Pricing Prospectus and the Prospectus)); such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (it being understood that the combined financial statements for the 11 months ended November 30, 2010 and the year ended December 31, 2009 have been carved-out from Marathon Petroleum Company LP’s consolidated financial statements to present, among other things, the historical results of operations and cash flows of the Marathon Assets (without giving effect to the Marathon Acquisition); the other financial information of the Company, NTE LLC and the St. Paul Park Refinery & Retail Marketing Business included in each of the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company, NTE LLC and the St. Paul Park Refinery & Retail Marketing Business, and presents fairly in all material respects the information shown thereby; and, except as described in the Pricing Prospectus and the Prospectus, the pro forma financial information included in each of the Pricing Prospectus and the Prospectus give pro forma effect to the adjustments (as described in Pricing Prospectus and the Prospectus) in accordance with the Commission’s rules and guidance with respect to pro forma financial information (except as otherwise stated therein), and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Prospectus and the Prospectus;

(f) Each statement made in the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus listed on Schedule II hereto within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity, results of operations or prospects of the Partnership Parties and their respective subsidiaries taken as a whole (a “Material Adverse Effect”) none of the Partnership Parties or any of their respective subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of the Partnership Parties or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, financial position, partners’ or members’ equity or capital stock, as the case may be, or results of operations of the Partnership Parties and their respective subsidiaries, in each case other than as set forth or contemplated in the Pricing Prospectus;

(h) Each of the Partnership Parties and their respective subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such (i) as are described in the Pricing Prospectus or (ii) as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Parties and their respective subsidiaries; and any real property and buildings held under lease by the Partnership Parties and their respective subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as (i) described in the Pricing Prospectus or (ii) are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Partnership Parties and their respective subsidiaries;

(i) Each of the Partnership Parties has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the State of Delaware, with power and authority (corporate, limited partnership or limited liability company, as the case may be, and other) to (i) own its properties and conduct its business as described in the Pricing Prospectus, (ii) enter into and perform its obligations under this Agreement, and (iii) in the case of the General Partner, act as the general partner of the Company as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus; and each of the Partnership Parties has been duly qualified as a foreign person, limited liability company, limited partnership or corporation, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; and each subsidiary of NTE LLC has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect;

(j) The General Partner owns the sole general partner interest in the Company (the “GP Interest”) and is the general partner of the Company. Such GP Interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Company (as the same may be amended or restated at or prior to the applicable Time of Delivery, the “Partnership Agreement”), such GP Interest is fully paid (to the extent required under the Partnership Agreement) and such GP Interest conforms in all material respects to the description of the GP Interest in the Prospectus. The General Partner owns such GP Interest free and clear of all liens, encumbrances, equities or claims;

(k) The issued and outstanding partnership interests of the Partnership consist of [            ] Common Units and the GP Interest. At the First Time of Delivery or any Second Time of Delivery (as defined in Section 5 hereof), as the case may be, all outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or as otherwise described in the Pricing Prospectus under the caption “The Partnership Agreement—Limited Liability”) and conform in all material respects to the description of the Common Units in the Prospectus;

(l) At each Time of Delivery, the Company and NTE Holdings LLC will own 99.99% and 0.01%, respectively, of the issued and outstanding member interests in NTE LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NTE LLC (as the same may be amended or restated at or prior to the applicable Time of Delivery, the “NTE LLC Agreement”) and are fully paid (to the extent required under the NTE LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company and NTE Holdings LLC will own such member interests free and clear of all liens, encumbrances, equities or claims;

(m) At each Time of Delivery, the Company will own 100% of the issued and outstanding member interests in NTE Holdings LLC; such member interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NTE Holdings LLC (as the same may be amended or restated at or prior to the applicable Time of Delivery, the “NTE Holdings LLC Agreement”) and are fully paid (to the extent required under the NTE Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Company will own such member interests free and clear of all liens, encumbrances, equities or claims;

(n) At each Time of Delivery, all of the issued shares of capital stock or the membership interests, as the case may be, of each subsidiary of NTE LLC have been duly authorized and validly issued in accordance with the organizational documents of such subsidiary, are fully paid and non-assessable (except as such nonassessability may be affected by the Delaware LP Act or the Delaware LLC Act) and are owned directly or indirectly by NTE LLC, free and clear of all liens, encumbrances, equities or claims, other than liens securing obligations pursuant to the Credit Agreement dated December 1, 2010 among NTE LLC, the subsidiary borrowers and guarantors party thereto, JP Morgan Chase Bank, N.A., and the lenders named therein, as amended (the “Credit Agreement”) or the Indenture dated as of November 8, 2012 (the “Indenture”) among the Company, NTE LLC and Northern Tier Finance Corporation, as issuers, the guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee and collateral agent, or the Collateral Trust and Intercreditor Agreement dated as of December 1, 2010 (the “Hedge Agreement”) among NTE LLC, Northern Tier Finance Corporation, the subsidiary guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee and collateral agent, and J. Aron & Company and Macquarie Bank Limited, as counterparties under the ISDA Master Agreement, in each case as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(o) Other than its ownership of the GP Interest, the General Partner does not own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Company’s ownership of a 100% member interest in NTE LLC, (ii) NTE LLC’s ownership of 100% of Northern Tier Finance Corporation, St. Paul Park Refining Co. LLC, Northern Tier Retail Holdings LLC and Northern Tier Oil Transport LLC, (iii) Northern Tier Retail Holdings LLC’s ownership of 100% of Northern Tier Bakery LLC and Northern Tier Retail LLC, (iv) St. Paul Park Refining Co. LLC’s ownership of a 17% of membership interest in Minnesota Pipe Line Company, LLC and 17% of the capital stock of MPL Investments, Inc. and (v) Northern Tier Retail LLC’s ownership of 100% of SuperAmerica Franchising LLC, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity;

(p) Except as described in the Registration Statement, Pricing Prospectus or Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, membership interests, partnership interests or other equity interests in any Partnership Party pursuant to any limited liability company agreement, partnership agreement, certificate of formation or conversion, certificate or articles of incorporation or bylaws of any Partnership Party or any agreement or instrument to which any of the Partnership Party is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Company other than those that have been waived or satisfied;

(q) Except as described in the Registration Statement, Pricing Prospectus or Prospectus, there are no restrictions upon the voting or transfer of any partnership interests or other equity interests in the Company pursuant to the Partnership Agreement or certificate of limited partnership of the Company; The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Selling Unitholder, and is a valid and legally binding agreement of each such party, enforceable against each such party in accordance with its terms; provided, that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

(r) At the First Time of Delivery and any Second Time of Delivery, all partnership and limited liability company action, as the case may be, required to be taken by the NTE Parties or any of their members or partners for the consummation of the transactions contemplated by this Agreement shall have been validly taken. This Agreement has been duly and validly authorized, executed and delivered by each of the NTE Parties;

(s) Prior to the date hereof, none of the NTE Parties or any of their respective affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the LP Units or to result in a violation of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”);

(t) The offering and sale of the LP Units as described in the Pricing Prospectus, the execution, delivery and performance of this Agreement by the NTE Parties and the Selling Unitholder and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the NTE Parties or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the NTE Parties or any of their respective subsidiaries is a party or by which the NTE Parties or any of their respective subsidiaries is bound or to which any of the property or assets of the NTE Parties or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the Partnership Agreement, the certificate of formation of the General Partner or the General Partner LLC Agreement, the certificate of formation of NTE LLC or the NTE LLC Agreement, the certificate of formation of NTE Holdings LLC or the NTE Holdings LLC Agreement, or (iii) result in any violation of any law or statute (including, without limitation, the Delaware LLC Act and the Delaware LP Act) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the NTE Parties or any of their respective subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected (A) to have a Material Adverse Effect or (B) to have a material adverse effect on the ability of the Company or NTE LLC to consummate the transactions contemplated by this Agreement;

(u) No consent, approval, authorization, order, registration or qualification of or filing with any such court or governmental agency or body (including regulatory bodies and, without limitation, the Federal Energy Regulatory Commission) is required for the offering and sale of the LP Units or the consummation by the NTE Parties and the Selling Unitholder of the transactions contemplated by this Agreement, except (i) the registration under the Act of the LP Units, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or by the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange (the “Exchange”) in connection with the purchase and distribution of the LP Units by the Underwriters, (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have been, or prior to the First Time of Delivery will be, obtained or made and (iv) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the ability of the NTE Parties or their respective subsidiaries to consummate the transactions contemplated by this Agreement;

(v) None of the NTE Parties or any of their respective subsidiaries is in (i) violation of its partnership agreement, certificate of incorporation, by-laws, certificate of formation, limited liability agreement or other organizational document, as the case may be, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, in the case of clause (ii) or (iii) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the NTE Parties to perform their obligations under this Agreement;

(w) The statements set forth in the Pricing Prospectus and Prospectus, insofar as they purport to constitute a summary of the terms of the Common Units, and under the caption “Material Federal Income Tax Consequences,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(x) Other than as set forth in the Pricing Prospectus, the Partnership Parties and their respective subsidiaries own or possess valid licenses or other rights to use all patents, trademarks, service marks, domain names, trade names, copyrights, know-how and intellectual property (“Intellectual Property”) material to the conduct of the businesses now or proposed to be operated by them as described in the Pricing Prospectus, free of all liens (other than liens permitted by the Indenture). None of the Partnership Parties or any of their respective subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) any rights of third parties with respect to any Intellectual Property. Except (i) as described in the Pricing Prospectus and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Intellectual Property owned by the Partnership Parties and their respective subsidiaries is valid, unexpired and enforceable and the Partnership Parties and their respective subsidiaries have taken all reasonable actions to protect their Intellectual Property;

(y) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Partnership Parties or any of their respective subsidiaries is a party or of which any property of the Partnership Parties or any of their respective subsidiaries is the subject which, if determined adversely to the Partnership Parties or any of their respective subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with the consummation of the transactions contemplated hereby; and, to the knowledge of the NTE Parties, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(z) Each of the Partnership Parties and their respective subsidiaries possesses all licenses, permits, certificates and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental or regulatory authorities (including, without limitation, the Federal Energy Regulatory Commission) that are required to be possessed, declared or filed under any applicable law currently in effect in connection with the business as currently conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Parties or their respective subsidiaries have received any notice of any proceeding relating to revocation or modification of any such Permit or have any reason to believe that any such Permit will not be renewed in the ordinary course, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa) None of the Partnership Parties is, or will be upon the offering and sale of the LP Units as described in the Pricing Prospectus and the execution, delivery and performance of this Agreement and by the Partnership Parties and the Selling Unitholder, subject to regulation by the Minnesota Public Utilities Commission or the Minnesota Office of Energy Security in regard to the setting of rates for utility service or securities issuances, and, assuming that such entity conducts no activities other than the ownership and operation of an interstate oil pipeline within the meaning of the Interstate Commerce Act, the Minnesota Pipeline Company is not, and will not be upon the offering and sale of the LP Units as described in the Pricing Prospectus and the execution, delivery and performance of this Agreement by the Partnership Parties and the Selling Unitholder, subject to regulation by the Minnesota Public Utilities Commission or the Minnesota Office of Energy Security in regard to the setting of rates for utility service or securities issuances;

(bb) Minnesota Pipe Line Company LLC is operated as a “common carrier” subject to regulation by the Federal Energy Regulatory Commission under the Interstate Commerce Act. To the knowledge of the NTE Parties, there are no administrative or regulatory proceedings pending or threatened against Minnesota Pipe Line Company LLC the result of which are reasonably likely to materially change, alter or modify the rates, charges or fees for transportation services related to the Minnesota Pipeline or any other terms or conditions of service currently in effect under any tariffs issued by Minnesota Pipe Line Company LLC currently in effect;

(cc) Other than as described in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Partnership Parties and each of their respective subsidiaries have not violated any, are in compliance with all, and are not subject to liability under any, Environmental Laws (as defined below), (ii) the Partnership Parties and their respective subsidiaries have made all filings and provided all notices required under any Environmental Law, and have and are in compliance with all, and have not violated any, Permits required under any Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the NTE Parties, threatened against the Partnership Parties or any of their respective subsidiaries pursuant to any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Partnership Parties or any of their respective subsidiaries, (v) none of the Partnership Parties or any of their respective subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility forming a part of the Partnership Parties or any of their respective subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) none of the Partnership Parties or any of their respective subsidiaries is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law. Except as set forth in the Pricing Prospectus, none of the Partnership Parties or any of their respective subsidiaries is subject to any pending or, to the knowledge of the NTE Parties, threatened proceeding pursuant to any Environmental Law to which the government is a party, except for any such proceeding which is not reasonably likely to result in monetary sanctions of $100,000 or more.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state, foreign and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including, without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

(dd) Except (i) as described in the Pricing Prospectus and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no strikes or other labor disputes against the Partnership Parties or any of their respective subsidiaries, pending or, to the knowledge of the NTE Parties, threatened; (ii) hours worked by and payment made to employees of the Partnership Parties and their respective subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; (iii) all payments due from the Partnership Parties and their respective subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant entity; and (iv) the Partnership Parties and their respective subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state and local laws, the classification of individuals as contractors or employees, the classification of employees as exempt or non-exempt, the provision of meal and rest breaks, and the payment of overtime wages;

(ee) Other than as described in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) none of the Partnership Parties or their respective subsidiaries or other trades or businesses which would be treated as being a single employer with the Partnership Parties or any of their respective subsidiaries under Section 4001 of ERISA (an “ERISA Affiliate”) has any liability for any prohibited transaction or funding deficiency, any partial or complete termination of, or any complete or partial withdrawal liability with respect to, any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Partnership Parties or any of their ERISA Affiliates makes or ever has made a contribution and in which any employee of the Partnership Parties or any of their respective subsidiaries or any of the ERISA Affiliates is or has ever been a participant (each, a “Plan”) and (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan. None of the Partnership Parties nor any of their ERISA Affiliates has incurred or reasonably expects to incur, or would incur if it withdraws from the participation in any Plan, complete or partial material withdrawal liability with respect to any Plan. With respect to such Plans, the Partnership Parties and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the terms of the applicable plans, except as disclosed in the Pricing Prospectus and for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff) The Partnership Parties and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Partnership Parties and each of their respective subsidiaries believe are adequate to protect their respective businesses; and none of the Partnership Parties or any of their respective subsidiaries (i) has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew such existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers;

(gg) None of the Partnership Parties is or, after giving effect to the offering and sale of the LP Units, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(hh) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(ii) None of the Partnership Parties is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the LP Units;

(jj) PricewaterhouseCoopers LLP, who has audited the financial statements of NTE LLC and the St. Paul Park Refinery & Retail Marketing Business, as the case may be included in the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(kk) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(ll) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it submits or files or will submit or file under the Exchange Act is made known to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act;

(mm) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as set forth in the Credit Agreement or the Indenture and as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) such prohibitions mandated by the laws of each such subsidiary’s jurisdiction of formation and the organizational documents of such subsidiary or (iii) where such prohibitions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to make distributions as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(nn) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(oo) The operations of the Partnership Parties are and have been conducted at all times in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering laws of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court of governmental agency, authority or body or any arbitrator involving any Partnership Party with respect to the Money Laundering Laws is pending or, to the knowledge of the NTE Parties, threatened;

(pp) None of the Partnership Parties or, to the knowledge of the NTE Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Party has violated any foreign, federal, state or local law or regulation relating to any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder (the “FCPA”) and each of the Partnership Parties have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and

(qq) None of the Partnership Parties or, to the knowledge of NTE Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Party is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

Section 2. The Selling Unitholder represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Selling Unitholder has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization;

(b) The Selling Unitholder has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. At the First Time of Delivery and any Second Time of Delivery, all limited liability company action required to be taken by the Selling Unitholder for the consummation of the transactions contemplated by this Agreement shall have been validly taken;

(c) This Agreement has been duly authorized, executed and delivered by the Selling Unitholder;

(d) The Selling Unitholder is the record and beneficial owner of, and has good and valid title to, the LP Units to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the LP Units, and, assuming that each Underwriter acquires its interest in the LP Units it has purchased from the Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), each Underwriter that has purchased such LP Units delivered on the Closing Date to DTC by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of such Underwriters maintained with the DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such LP Units purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such LP Units;

(e) No consent, approval, authorization, order, registration or qualification of or filing with any court, governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties or assets is required in connection with the offering and sale of the LP Units or the consummation by the Selling Unitholder of the transactions contemplated by this Agreement, except (i) the registration under the Act of the LP Units, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or by FINRA or the Exchange in connection with the purchase and distribution of the LP Units by the Underwriters, (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have been, or prior to the First Time of Delivery will be, obtained or made and, and (D) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement;

(f) The offering and sale of the LP Units as described in the Pricing Prospectus and the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Selling Unitholder or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Unitholder or any of its subsidiaries is a party or by which the Selling Unitholder or any of its subsidiaries is bound or to which any of the property or assets of the Selling Unitholder or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Selling Unitholder, or (iii) result in any violation of any law or statute (including, without limitation, the Delaware LLC Act) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Unitholder or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement;

(g) The Selling Unitholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the LP Units;

(h) The information related to the Selling Unitholder furnished in writing by or on behalf of the Selling Unitholder to the Company and the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Unitholder Information”), is complete and accurate in all material respects. For the avoidance of doubt, each of the Company and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company and the Underwriters by or on behalf of the Selling Unitholder expressly for use in the Registration Statement, the Pricing Prospectus, the Prospectus or any amendments or supplements thereto are the number of LP Units owned and the number of LP Units proposed to be offered by the Selling Unitholder under the caption “Selling Unitholder” and the information contained in footnotes 1, 3 and 4 to the beneficial ownership table under the caption “Security Ownership of Certain Beneficial Owners and Management,” in the Registration Statement, the Pricing Prospectus, the Prospectus and the information appearing in the Pricing Prospectus and the Prospectus under the captions “Selling Unitholder,” and “Security Ownership of Certain Beneficial Owners and Management,” and the “Selling Unitholder Information” shall be limited to such information; and

(i) Any certificate signed by any officer of the Selling Unitholder and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Selling Unitholder to each Underwriter as to the matters covered thereby.

Section 3. Subject to the terms and conditions herein set forth, (a) the Selling Unitholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Unitholder, at a purchase price per Common Unit of $[•], the number of Firm LP Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional LP Units as provided below, the Selling Unitholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Unitholder, at the purchase price per Common Unit set forth in clause (a) of this Section 3, that portion of the number of Optional LP Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional LP Units by a fraction, the numerator of which is the maximum number of Optional LP Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional LP Units that all of the Underwriters are entitled to purchase hereunder.

The Selling Unitholder hereby grants to the Underwriters the right to purchase at their election up to [•] Optional LP Units, at the purchase price per Common Unit set forth in the paragraph above, for the sole purpose of covering sales of Common Units in excess of the number of Firm LP Units, provided that the purchase price per Optional LP Unit shall be reduced by an amount per Common Unit equal to any distributions declared by the Company and payable on the Firm LP Units but not payable on the Optional LP Units. Any such election to purchase Optional LP Units may be exercised only by written notice from you to the Selling Unitholder, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional LP Units to be purchased and the date on which such Optional LP Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Selling Unitholder otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice, provided that you may determine that the date on which such Optional LP Units are to be delivered may be the First Time of Delivery even if such date is less than two (2) business days after the date of such notice of exercise.

Section 4. Upon the authorization by you of the release of the Firm LP Units, the several Underwriters propose to offer the Firm LP Units for sale upon the terms and conditions set forth in the Prospectus.

Section 5. (a) The LP Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Barclays Capital Inc. may request upon at least forty-eight (48) hours’ prior notice to the Company, shall be delivered by or on behalf of the Selling Unitholder to Barclays Capital Inc., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Unitholder to Barclays Capital Inc. at least forty-eight (48) hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm LP Units, 9:30 a.m., New York City time, on [•], 2012 or such other time and date as Barclays Capital Inc. and the Selling Unitholder may agree upon in writing, and, with respect to the Optional LP Units, 9:30 a.m., New York City time, on the date specified by Barclays Capital Inc. in the written notice given by Barclays Capital Inc. of the Underwriters’ election to purchase such Optional LP Units, or such other time and date as Barclays Capital Inc. and the Selling Unitholder may agree upon in writing. Such time and date for delivery of the Firm LP Units is herein called the “First Time of Delivery,” such time and date for delivery of the Optional LP Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the LP Units and any additional documents requested by the Underwriters pursuant to Section 10(l) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 25th Floor, New York, New York 10103 (the “Closing Location”), and the LP Units will be delivered electronically via the facilities of DTC, all at each such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding each such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

Section 6. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the LP Units, of the suspension of the qualification of the LP Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the LP Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the LP Units, provided that in connection therewith the Company shall not be required to qualify as a foreign partnership or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as agreed by you and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the LP Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the LP Units at any time nine (9) months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) Except as provided for in clause (ii), during the period commencing on the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the LP Units, including but not limited to any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of Barclays Capital Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Goldman, Sachs & Co.; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the restrictions in this Section 6(e)(i) shall continue to apply until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and each unitholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 10(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(ii) The restrictions in clause (i) shall not apply to (a) the issuance of Common Units upon the conversion of convertible or exchangeable securities or the exercise of warrants outstanding as of the date of this Agreement, (b) the issuance of options or warrants to purchase Common Units and other incentive compensation, including Common Units, under employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus, provided that the recipient of such options, warrants or other incentive compensation agrees in writing to be bound for the remainder of the Lock-Up Period by the restrictions set forth herein and the lock-up letters described in Section 10(k) and (c) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to an employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus.

(f) To furnish to its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partnership equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to make available to its unitholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of five (5) years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to unitholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission), in each case to the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System;

(h) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the LP Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

Section 7. The Selling Unitholder agrees with each of the Underwriters:

(a) During the Lock-Up Period, not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, file or participate in any filing with the Commission a registration statement under the Act relating to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any securities of the Company that are substantially similar to the LP Units, including but not limited to any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of Barclays Capital Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated and Goldman, Sachs & Co.; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the restrictions in this Section 7(a) shall continue to apply until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives and each unitholder subject to the Lock-Up Period pursuant to the lock-up letters described in Section 10(k) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;

(b) Prior to any Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to any of the Partnership Parties or the offering of the LP Units, without your prior consent;

(c) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Common Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the LP Units, in each case other than the Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus;

(d) To advise the Representatives promptly, and if requested by the Representatives, to confirm such advice in writing, so long as delivery of a prospectus relating to the LP Units by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Unitholder; and

(e) To deliver to the Representatives prior to the First Time of Delivery a properly completed and executed United States Treasury Department Form W 9 or other applicable form.

Section 8.(a) The Company represents and agrees that, without the prior consent of Barclays Capital Inc., it has not made and will not make any offer relating to the LP Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and Barclays Capital Inc., it has not made and will not make any offer relating to the LP Units that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and Barclays Capital Inc. is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Barclays Capital Inc. and, if requested by Barclays Capital Inc., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Barclays Capital Inc. expressly for use therein.

Section 9. The NTE Parties covenant and agree with the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the NTE Parties’ counsel and accountants in connection with the registration of the LP Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the LP Units; (iii) all expenses in connection with the qualification of the LP Units for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky surveys (such fees and disbursements of counsel for the Underwriters, together with any fees and disbursements of counsel for the Underwriters incurred in connection with item (v) of this Section 9 not to exceed $30,000) (iv) all fees and expenses in connection with any listing of the LP Units on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the LP Units (such fees and disbursements of counsel for the Underwriters, together with any fees and disbursements of counsel for the Underwriters incurred in connection with item (iii) of this Section 9 not to exceed $30,000); (vi) the cost and charges of any transfer agent or registrar; (vii) all expenses incurred by the NTE Parties in connection with any “road show” presentation to potential investors (except that the NTE Parties shall pay 50% of the cost of any chartered aircraft used in connection with any such “road show” presentations); and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 11 and Section 15 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the LP Units by them, and any advertising expenses connected with any offers they may make.

Section 10. The obligations of the Underwriters hereunder, as to the LP Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the NTE Parties and the Selling Unitholder herein are, at and as of such Time of Delivery, true and correct, the condition that the NTE Parties and the Selling Unitholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration

Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you;

(c) Vinson & Elkins LLP, counsel for the Company and the Selling Unitholder, shall have furnished to you their written opinion dated such Time of Delivery, in form and substance satisfactory to you;

(d) The Company’s General Counsel shall have furnished to you his or her written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) The Company shall have furnished to you a certificate of the chief financial officer of the Company, substantially in the form of Annex I(a) hereto;

(f) The Selling Unitholder shall have furnished to you a certificate signed by or on behalf of the Selling Unitholder, substantially in the form of Annex I(b) hereto;

(g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(h) (i) None of the Partnership Parties or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Parties or any of their respective subsidiaries or any change, or any development reasonably expected to involve a prospective change, in or affecting the general affairs, management, financial position, partners’ or members’ equity or capital stock, as the case may be, or results of operations of any of the Partnership Parties and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the LP Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of any of the Partnership Parties by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(2) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any of the Partnership Parties;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the LP Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director of the General Partner and the additional parties named in Schedule III hereto, substantially to the effect set forth in Section 6(e) hereof in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(m) The Company, NTE LLC and the Selling Unitholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of each of the General Partner, NTE LLC and the Selling Unitholder satisfactory to you as to the accuracy of the representations and warranties of the NTE Parties and the Selling Unitholder, as the case may be, herein at and as of such Time of Delivery, as to the performance by the NTE Parties and the Selling Unitholder, as the case may be, of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section and as to such other matters as you may reasonably request.

Section 11. (a) The NTE Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the NTE Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) The Selling Unitholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Unitholder shall be liable in any such case of clause (i) and (ii) only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information concerning the Selling Unitholder furnished to the Company by or on behalf of the Selling Unitholder expressly for use therein, which information consists solely of the Selling Unitholder Information. The liability of the Selling Unitholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds, after deducting underwriting fees and commissions but before deducting expenses, received by the Selling Unitholder from the offering of the LP Units purchased under the Agreement.

(c) Each Underwriter will indemnify and hold harmless the NTE Parties and the Selling Unitholder against any losses, claims, damages or liabilities to which the NTE Parties or the Selling Unitholder, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the NTE Parties and the Selling Unitholder for any legal or other expenses reasonably incurred by the NTE Parties or the Selling Unitholder, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time (i) an indemnified party enters into a settlement of a proceeding without the consent of the indemnifying party and (ii) an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party is obligated to pay pursuant to subsections (a), (b) and (c) above and the second sentence of this subsection (d) with respect to such proceeding, then the indemnifying party agrees that it shall be liable for such settlement if it shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request within 60 days of such request.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the NTE Parties and the Selling Unitholder on the one hand and the Underwriters on the other from the offering of the LP Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the NTE Parties and the Selling Unitholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the NTE Parties and the Selling Unitholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Unitholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the NTE Parties or the Selling Unitholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The NTE Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the LP Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the NTE Parties and the Selling Unitholder under this Section 11 shall be in addition to any liability which the NTE Parties and the Selling Unitholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, each broker-dealer affiliate of any

Underwriter and each selling agent of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the NTE Parties and the Selling Unitholder and to each person, if any, who controls any NTE Party or the Selling Unitholder within the meaning of the Act.

Section 12. (a) If any Underwriter shall default in its obligation to purchase the LP Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such LP Units on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such LP Units, then the Selling Unitholder shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such LP Units on such terms. In the event that, within the respective prescribed periods, you notify the Selling Unitholder that you have so arranged for the purchase of such LP Units, or the Selling Unitholder notifies you that it has so arranged for the purchase of such LP Units, you or the Selling Unitholder shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such LP Units.

(b) If, after giving effect to any arrangements for the purchase of the LP Units of a defaulting Underwriter or Underwriters by you and the Selling Unitholder as provided in subsection (a) above, the aggregate number of such LP Units which remains unpurchased does not exceed one-eleventh (1/11th) of the aggregate number of all the LP Units to be purchased at such Time of Delivery, then the Selling Unitholder shall have the right to require each non-defaulting Underwriter to purchase the number of LP Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of LP Units which such Underwriter agreed to purchase hereunder) of the LP Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the LP Units of a defaulting Underwriter or Underwriters by you and the Selling Unitholder as provided in subsection (a) above, the aggregate number of such LP Units which remains unpurchased exceeds one-eleventh (1/11th) of the aggregate number of all the LP Units to be purchased at such Time of Delivery, or if the Selling Unitholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase LP Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Unitholder to sell the Optional LP Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Unitholder, except for the expenses to be borne by the Selling Unitholder and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 13. The respective indemnities, agreements, representations, warranties and other statements of the NTE Parties, the Selling Unitholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Selling Unitholder or the Company or any of the NTE Parties, or any officer or director or controlling person of any of the NTE Parties or the Selling Unitholder, and shall survive delivery of and payment for the LP Units.

Section 14. If this Agreement shall be terminated pursuant to Section 12 hereof, the Selling Unitholder shall not then be under any liability to any Underwriter except as provided in Section 11 hereof; but, if for any other reason, any LP Units are not delivered by or on behalf of the Selling Unitholder as provided herein, the NTE Parties will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the LP Units not so delivered, but the NTE Parties shall then be under no further liability to any Underwriter except as provided in Section 9 and Section 11 hereof.

Section 15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Barclays Capital Inc. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives to each of (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9(c) hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); (iii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (iv) Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (v) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (facsimile: (212) 713-3371); and if to the NTE Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to the Selling Unitholder to [            ]; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such

Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 7(a) or Subsection 6(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at each of (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (facsimile: 646-834-8133); (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); (iii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (iv) Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (v) UBS Securities LLC, UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (facsimile: (212) 713-3371). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the NTE Parties and the Selling Unitholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the NTE Parties, the Selling Unitholder and, to the extent provided in Section 11 and Section 13 hereof, the officers, members and directors of any of the NTE Parties and the Selling Unitholder and each person who controls any of the NTE Parties, the Selling Unitholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the LP Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 18. Each of the NTE Parties and the Selling Unitholder acknowledges and agrees that (i) the purchase and sale of the LP Units pursuant to this Agreement is an arm’s-length commercial transaction between the Selling Unitholder and the NTE Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any of the NTE Parties or the Selling Unitholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the NTE Parties or the Selling Unitholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the NTE Parties or the Selling Unitholder on other matters) or any other obligation to any of the NTE Parties or the

Selling Unitholder except the obligations expressly set forth in this Agreement and (iv) the NTE Parties and the Selling Unitholder have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the NTE Parties and the Selling Unitholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the NTE Parties or the Selling Unitholder, in connection with such transaction or the process leading thereto.

Section 19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the NTE Parties, the Selling Unitholder and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the NTE Parties and the Selling Unitholder agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the NTE Parties and the Selling Unitholder agrees to submit to the jurisdiction of, and to venue in, such courts.

Section 21. Each of the NTE Parties, the Selling Unitholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 23. Notwithstanding anything herein to the contrary, each of the NTE Parties and the Selling Unitholder is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to such NTE Party or the Selling Unitholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us seven (7) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Selling Unitholder and each of the NTE Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the NTE Parties and the Selling Unitholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

NORTHERN TIER ENERGY LP

By:
Name:
Title:

NORTHERN TIER ENERGY LLC

By:
Name:
Title:

NORTHERN TIER ENERGY HOLDINGS LLC

By:
Name:
Title:

NORTHERN TIER ENERGY GP LLC

By:
Name:
Title:

Signature Page

Underwriting Agreement

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page

Underwriting Agreement

Accepted as of the date hereof:

NORTHERN TIER HOLDINGS LLC

By:

Signature Page

Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm LP Units to be Purchased	Number of Optional LP Units to be Purchased if Maximum Option Exercised
Barclays Capital Inc.	[•]	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]	[•]
Goldman, Sachs & Co.	[•]	[•]
Citigroup Global Markets Inc.	[•]	[•]
UBS Securities LLC	[•]	[•]
Credit Suisse Securities (USA) LLC	[•]	[•]
Deutsche Bank Securities Inc.	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Macquarie Capital (USA) Inc.	[•]	[•]
[•]	[•]	[•]

Total	[•]	[•]

Schedule I

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

Schedule II

SCHEDULE III

Lock-up Agreements

1.	Northern Tier Holdings LLC

2.	Northern Tier Energy GP LLC

3.	Dan F. Smith

4.	Mario E. Rodriguez

5.	Hank Kuchta

6.	Bernard W. Aronson

7.	Jonathan Ginns

8.	Michael MacDougall

9.	Eric Liaw

10.	Thomas Hofmann

11.	Scott D. Josey

12.	David Bonczek

13.	Greg Mullins

Schedule III

ANNEX I(a)

NORTHERN TIER ENERGY LP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[            ], 2012

The undersigned, David Bonczek, the duly appointed Vice President and Chief Financial Officer of Northern Tier Energy GP LLC, which acts as general partner of Northern Tier Energy LP (the “Company”), after due inquiry hereby certifies on behalf of the Company, solely in the undersigned’s capacity as Vice President and Chief Financial Officer, that in connection with the offering by Northern Tier Holdings LLC (the “Selling Unitholder”) of [            ] common units representing limited partner interests in the Company (the “Common Units”), as described in the preliminary prospectus dated [            ], 2012, included in the registration statement on Form S-1 (No. 333-185124) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Amendment No. [    ] thereto (the “Pricing Prospectus”) and the related prospectus dated [            ], 2012, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus,” and together with the Pricing Prospectus, the “Prospectus”), that:

1. The undersigned is responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for the Company, and the undersigned is responsible for oversight and supervision of the Company’s financial and accounting functions and staff.

2. The undersigned has read the amounts marked on the attached copies of certain pages of the Prospectus attached as Exhibit A, and with regard to these amounts, (a) compared the respective amounts with the corresponding amounts in the Company’s accounting and other records and schedules, or (b) recomputed the amounts based upon the amounts appearing in the Company’s accounting and other records and schedules and found them to be in agreement.

The undersigned is aware that this certificate is to assist Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters, in conducting and documenting their investigation of the affairs of the Company in connection with the Selling Unitholder’s offering of the Common Units covered by the Prospectus.

Annex I(a)

ANNEX I(b)

NORTHERN TIER HOLDINGS LLC

Officer’s Certificate

[            ], 2012

Pursuant to Section 10(f) of the Underwriting Agreement dated [            ], 2012 (the “Underwriting Agreement”), by and among Northern Tier Energy LP (the “Partnership”), Northern Tier Holdings LLC (the “Selling Unitholder”), and the underwriters named therein (the “Underwriters”), relating to the sale by the Selling Unitholder to the Underwriters of up to an aggregate [            ] common units representing limited partner interests in the Partnership (the “Common Units”), each the undersigned hereby certifies on behalf of the Selling Unitholder as follows (terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement):

1.	The undersigned is a duly appointed and acting [ ] of the Selling Unitholder;

2. The representations and warranties of the Selling Unitholder contained in the Underwriting Agreement are true and correct as of the date hereof;

3. The Selling Unitholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement on or before the date hereof; and

4. The Selling Unitholder owns the Common Units to be sold by it pursuant to the Underwriting Agreement free and clear of all liens, encumbrances, equities and claims.

Each of Vinson & Elkins L.L.P. and Baker Botts L.L.P. is entitled to rely on this certificate in connection with the opinion that such firm is rendering pursuant to Section 10 of the Underwriting Agreement.

Annex I(b)

ANNEX II

[Pricing Information]

Annex II